CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES A PREFERRED STOCK


1. Designation; Rank. The series of Preferred Stock designated and known as "Series A Preferred Stock" shall consist of 57,950 shares, par value $.01 per share. Shares of the Series A Preferred Stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.01 per share (the "Common Stock"), of Tel-Save Holdings, Inc. (the "Corporation").

             2.  Dividends.

             (a) The holders of the Series A Preferred Stock shall be entitled to receive, when declared by the Board of Directors of the Corporation out of any funds legally available therefor, dividends in cash at the annual rate of $0.2375 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), and no more, in equal quarterly payments in arrears on March 31, June 30, September 30 and December 31 in each year (each such date is referred to as a "Dividend Payment Date") commencing on December 31, 1997, payable in preference and priority to any payment of any cash dividend on the Common Stock. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day.

             (b) Each of such quarterly dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the date of issue of the Series A Preferred Stock.

             (c) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the Preferred Stock of any series ranking, as to dividends, junior to the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for all dividend payment periods ending on or prior to the date of payment of such full cumulative dividends. (The Common Stock and any such series of Preferred Stock are referred to hereinafter as "Junior Securities.") Unless full cumulative dividends on the Series A Preferred Stock have been paid, no other distribution shall be made upon or in respect of the Junior Securities.

             (d) In the event that the Corporation shall have cumulative, accrued and unpaid dividends outstanding immediately prior to, and in the event of a conversion of any shares of Series A Preferred Stock as provided in Section 5 hereof, the Corporation shall, at its option, pay in cash to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock and the conversion price for such purpose shall be the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

             3.  Liquidation, Dissolution or Winding Up.

             (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount equal to $4.75 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock shall share ratably in any distribution of the remaining


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

assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

             (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series A Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

             (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopier to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

             (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

             (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

             4.  Voting.

             (a) Except as may be otherwise provided in these terms of the Series A Preferred Stock or by law,



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the Series A Preferred Stock shall not be entitled to vote.

             (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed not to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series A Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as single class.

             5. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into such number of fully paid and nonassessable shares of Common Stock as equals the Exchange Ratio (as defined below) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). "Exchange Ratio" means the quotient (rounded to four decimal places) of (a) $11.25 plus the product of (x) .3 times



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




(y) the amount, if any, by which the average closing price per share of Common Stock on The Nasdaq Stock Market's National Market for the fifteen consecutive trading days ending on the trading day three trading days immediately preceding the date of the Effective Time (as defined below) (the "Closing Date Market Price") exceeds $20, divided by (b) the Closing Date Market Price; provided, however that the Exchange Ratio shall not exceed 1.125. "Effective Time" means the effective time of the merger contemplated by the Agreement and Plan of Merger, dated as of July 16, 1997, among the Corporation, TSHCo, Inc., a wholly owned subsidiary of the Corporation, and Shared Technologies Fairchild Inc.

             In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

             (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

             (c) Mechanics of Conversion.

                    (i) In order  for a holder of  Series A  Preferred  Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent),


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

             together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates for shares of Common Stock to be issued, provided, however, that the holder shall pay any transfer taxes arising from the issuance of the Common Stock to any person or entity other than the holder.

                    If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                    (ii) The  Corporation  shall at all times  when the Series A
             Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

                    (iii) All shares of Series A  Preferred  Stock  which  shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the


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




             Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

             (d) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above in Section 5(a) hereof, or a reorganization, merger, consolidation, or sale of assets provided for below in Section 5(e) hereof), then and in each event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred
Stock into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

             (e) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of



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

Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

             (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

             (g) Notice of Record Date. In the event:

                    (i) that the  Corporation  declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                    (ii)  that  the  Corporation   subdivides  or  combines  its
             outstanding shares of Common Stock;

                    (iii) of any  reclassification  of the  Common  Stock of the
             Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                     (iv)  of   the  involuntary   or   voluntary   dissolution,
             liquidation or winding up of the Corporation;


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

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                    (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (B) the date on which such reclassification,  consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

             6.     Optional Redemption.

             (a) At any time and from time to time, the Corporation may, at the option of its Board of Directors, redeem the Series A Preferred Stock, in whole or in part, by paying $7.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) in cash for each share of Series A Preferred Stock then redeemed (hereinafter referred to as the "Redemption Price").

             (b) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series A Preferred Stock held of record by such holders on the date of the Redemption Notice (as defined below).


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

             (c) At least 30 days prior to the date fixed for any redemption of Series A Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his, her or its address last shown on the records of the transfer agent of the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares specifying the Redemption Date and the date on which such holder's Conversion Rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holder of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

             (d) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series A Preferred Stock shall be redeemed from time to time. Any shares of Series A Preferred Stock so redeemed shall permanently


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be  retired,  shall no  longer  be  deemed  outstanding  and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.




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